Exhibit 10.1

NON-RECOURSE PROMISSORY NOTE

$135,494.14	Houston, Texas	Date: February 12, 2015

The undersigned, Ananda Holding, LLC, a Texas limited liability company (hereinafter called "Maker"), whose address for the purposes of this Note is 3014 McCulloch Circle, Houston, Texas 77056, for value received, without grace, in the manner, on the dates and in the amounts herein stipulated, promises to pay to the order of Richard J. Church (hereinafter called "Payee"), at Payee's address of 3014 McCulloch Circle, Houston, Texas 77056,  or at such other place or address as Payee may hereafter designate, the sum of ONE HUNDRED THIRTY-FIVE THOUSAND FOUR HUNDRED NINETY-FOUR DOLLARS AND FOURTEEN CENTS ($135,494.14), in lawful money of the United States of America, with interest at the rate herein specified.

Notwithstanding anything to the contrary stated herein, Payee agrees that for payment of this Note it will look solely to the Collateral (as defined below) or such other collateral, if any, it may now or hereafter be given to secure the payment of this Note, and no other assets of Maker shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Payee, or for any payment required to be made under this Note.

The unpaid principal balance from time to time outstanding hereunder shall bear interest from and after the date hereof until such balance is paid in full at a fixed rate per month equal to FORTY-EIGHT ONE-HUNDREDTHS OF ONE PERCENT (0.0048%).

Except as otherwise provided herein, the entire outstanding principal amount of and accrued interest on this Note shall be due and payable on but not before February 12, 2016 (the “Maturity Date”), the first annual anniversary of the date of this Note.  Notwithstanding anything else contained herein, on or prior to the Maturity Date, Maker may elect to fully satisfy the outstanding principal amount of and accrued interest on this Note by transferring to Payee the 400 units of membership interest in Ananda Investments, LLC, a Texas limited liability company, now or soon to be owned by Maker (such 400 units are referred to hereinafter as the "Interest")   and this Note shall thereafter be null and void and without recourse to Payee.    In addition to the preceding, at any time within 60 days prior to the Maturity Date, Payee may notify Maker that Payee elects to be paid on the Maturity Date all of the outstanding principal amount of and accrued interest on this Note by the transfer of the Interest, in which case Make shall transfer to Payee on the Maturity Date the Interest in lieu of making a cash payment and this Note shall thereafter be null and void and without recourse to Payee.

Whenever Maker receives any distributions on the Interest, Maker shall remit to Payee the full amount of such distributions as mandatory prepayments on this Note. Other than for the foregoing and for the earlier repayment of this Note by a transfer of the Interest as provided in the preceding paragraph, the principal amount of this Note and the accrued interest thereon may not be prepaid without the express written consent of Payee.

If Maker fails to pay timely any payment provided for herein, thereupon Payee may elect to accelerate all indebtedness hereunder, and upon acceleration the unpaid balance of this Note plus all unpaid accrued interest shall become immediately due and payable without notice or demand for payment.

If this Note is not timely paid at maturity and said Note is placed in the hands of an attorney for collection or if collection by suit or through the probate court, bankruptcy court, or by any other legal or judicial proceeding is sought, Maker agrees to pay all expenses incurred, including reasonable attorneys' fees, all of which shall become a part of the principal hereof.

Maker and each and all other liable parties expressly and specifically, (i) severally waive grace, presentment for payment, demand for payment, notice of intent to accelerate and notice of acceleration, notice of dishonor, protest and notice of protest, notice of nonpayment, and any and all other notices, the filing of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) severally agree to any substitution, subordination, exchange or release of any security held for the payment of this Note or any other obligation to Payee and release of any party primarily or secondarily liable hereon, (iii) severally agree that Payee shall not be required first to institute suit or exhaust Payee's remedies hereon against Maker or other parties liable hereon or to enforce Payee's rights against them or any security herefor in order to enforce payment of this Note by any of them, and (iv) severally agree to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

The invalidity, or unenforceability in particular circumstances, of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this Note shall be affected thereby.

Maker represents and warrants to Payee and all other holders of this Note that all loans evidenced by this Note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use.

THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

It is the intention of Maker and Payee to conform strictly to applicable usury laws.  Accordingly, notwithstanding any provision to the contrary in this Note, the aggregate of all interest and any other charges or consideration constituting interest under applicable usury law that is taken, reserved, contracted for, charged or received under this Note or otherwise in connection with this loan transaction shall under no circumstances exceed the maximum amount of interest allowed by the usury law applicable to this loan transaction (the “Maximum Rate”).  If any excess interest charge or consideration in such respect is taken, reserved, contracted for, charged, received or provided for, or shall be adjudicated to be so taken, reserved, contracted for, charged, received or provided for, in this Note, whether by the terms of this Note or because the maturity of the indebtedness evidenced by this Note is accelerated for any reason, or in the event of any required or permitted prepayment, then in any such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor Maker's heirs, executors, administrators, legal representatives, successors or assigns or any other liable party shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate, (c) any excess shall be deemed a mistake and cancelled automatically and, if theretofore paid, shall be credited on this Note by the holder hereof (or if this Note shall have been paid in full, refunded to Maker) and (d) the effective rate of interest shall be automatically subject to reduction to the Maximum Rate allowed as the usury law may now or hereafter be construed by courts of appropriate jurisdiction.  Without limiting the foregoing, all calculations of the rate of interest taken, reserved, contracted for, charged, received or provided for under this Note which are made for the purpose of determining whether the interest rate exceeds the Maximum Rate shall be made, to the extent allowed by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time taken, reserved, contracted for, charged, received or provided for under this Note.

This Note is secured by a pledge of and a security interest in the Interest granted pursuant to that certain Pledge and Security Agreement of even date herewith executed by Maker in favor of Payee (the “Pledge Agreement”), as more particularly described in the Pledge Agreement.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

IN WITNESS HEREOF, the undersigned has set his hand hereunto effective as of the first date written above.

ANANDA HOLDING, LLC,
a Texas limited liability company

By:_/s/Richard J. Church
Richard J. Church, President